UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2012

Commission File Number: 1-9852

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	11-1797126
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

26 Summer Street, Bridgewater, Massachusetts 02324

(Address of Principal Executive Offices, Including Zip Code)

(508) 819-4200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On June 27, 2012, Chase Corporation (“Chase” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among NEPTCO Holdings, Inc. (“NEPTCO Holdings”), Chase and NEPTCO Acquisition Corp., a wholly-owned subsidiary of Chase (“Merger Sub”).  In accordance with the Merger Agreement, Merger Sub was merged with and into NEPTCO Holdings with NEPTCO Holdings being the surviving entity and continuing as a wholly owned subsidiary of Chase, effective as of June 27 2012 (the “Merger”).  The terms of the Merger Agreement and the consideration paid in the transaction are further described in Item 2.01, which is incorporated herein by reference.

In conjunction with its acquisition of NEPTCO Holdings, Chase and certain of its subsidiaries entered into a Credit Agreement dated as of June 27, 2012 with Bank of America, N.A. (“Bank of America”) and the lenders party thereto (the “Credit Agreement”), as further described in Item 2.01.

Item 2.01 - Completion of Acquisition or Disposition of Assets

On June 27, 2012, as a result of the Merger, Chase acquired all of the outstanding capital stock of NEPTCO Holdings and indirect ownership of NEPTCO Holdings’ subsidiaries, including NEPTCO Incorporated (“NEPTCO”).  NEPTCO is based in Pawtucket, Rhode Island, and operates three manufacturing facilities in the U.S. and one in China.  NEPTCO is a market leading provider of engineered materials used in the production of copper cable and electronic packaging products, utilizing core competencies of coating, laminating, slitting and winding.  In its most recently completed fiscal year, NEPTCO revenues were $69.5 million, excluding $25.8 million attributable to a joint venture in which NEPTCO holds a 50% ownership stake.  The total merger consideration, paid in cash, under the Merger Agreement was $67.0 million, on a debt free, cash free basis, excluding any working capital adjustments and acquisition related costs. The assets acquired by Chase as a result of the merger include cash, inventories, trade receivables, property, plant & equipment, trade payables and certain other current assets and liabilities.

Chase acquired the capital stock of NEPTCO Holdings in the Merger from NEPTCO Holdings’ preferred stockholders, principal holders of which included Chisholm Partners IV, L.P., Fleet Growth Resources III, L.P. and Fleet Equity Partners VII, L.P., and common stockholders, principal holders of which included NEPTCO’s executive management team and other NEPTCO employees.  There is no material relationship between Chase and NEPTCO Holdings or its former stockholders, other than in respect of the Merger Agreement and certain employment arrangements with NEPTCO’s executive management entered into on a going forward basis as of the effective time of the Merger.

Under the Merger Agreement, Chase is indemnified for breaches of representations, warranties, covenants and certain other agreements by NEPTCO Holdings by an escrow fund in the amount of $2 million (the “Escrow Fund”).  Indemnification by the Escrow Fund for breaches of non-fundamental representations and warranties is subject to a $500,000 deductible.  The Escrow Fund also provides security for any post-closing working capital adjustment in Chase’s favor.  To the extent it is not subject to any outstanding claims for indemnification under the Merger Agreement, the Escrow Fund will be released to NEPTCO’s former senior secured lender promptly following June 27, 2013.  In addition, pursuant to the Merger Agreement, a portion of the merger consideration was used to purchase representation and warranty and environmental insurance policies for the benefit of Chase and its affiliates that will provide coverage for breaches of NEPTCO Holdings’ representations and warranties and certain environmental matters for a period extending beyond the expiration of the Escrow Fund.

Chase funded the NEPTCO acquisition through a term loan financing (the “Term Loan”) in the amount of $70.0 million under a new credit facility led and arranged by Bank of America, with participation from RBS Citizens, pursuant to the terms and conditions of the Credit Agreement.  Under the Credit Agreement, Chase also obtained a new revolving line of credit totaling $15 million (the “Revolving Loan” and, together with the Term Loan, the “Loans”), with a maturity date of June 27, 2017.  The applicable interest rate for the Loans is based on the effective London Interbank Offered Rate (LIBOR) plus a range of 1.75% to 2.25%, depending on the consolidated leverage ratio of Chase and its subsidiaries. The Term Loan has a five year term with interest payments due at the end of the applicable LIBOR period and principal payments due quarterly.  The Loans are guaranteed by all of Chase’s direct and indirect domestic subsidiaries, including NEPTCO Holdings and NEPTCO and secured by substantially all of the assets of Chase and the guarantors.  The Loans are subject to restrictive covenants under the Credit Agreement, and financial covenants that require Chase and its subsidiaries to maintain certain financial ratios on a consolidated basis, including a consolidated leverage ratio and a consolidated fixed charge coverage ratio.  Prepayment of the Loans are allowed by the Credit Agreement at any time during the terms of the Loans.

The Merger Agreement and the Credit Agreement contain usual and customary representations and warranties that the parties to such agreements made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of such agreements between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of such agreements.  Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

The foregoing summaries of the Merger Agreement and the Credit Agreement are not complete and are qualified in their entirety by reference to the complete text of the definitive agreements, which are filed as Exhibits 2.1 and 10.1, respectively, to this Form 8-K and which are incorporated herein by reference in their entirety.  These agreements have been included to provide investors and shareholders with information regarding their terms.  They are not intended to provide any other factual information about Chase or any of the other parties thereto.  Investors should read these agreements together with the other information concerning Chase that Chase publicly files in reports and statements with the Securities and Exchange Commission (the “SEC”).

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 2.01, which is incorporated herein by reference.

Item 8.01 — Other Events

On June 27, 2012, Chase Corporation issued a press release announcing its acquisition of NEPCTO, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements:

Certain statements contained in this filing that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the future filings of Chase with the Securities Exchange Commission, in press releases and in oral and written statements made by or with the approval of Chase that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of the Merger, including future financial and operating results, cost savings, enhanced revenues and accretion to reported earnings that may be realized from the Merger; (ii) statements of plans, objectives and expectations of management or Chase’s board of directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (i) the risk that the businesses involved in the Merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (ii) expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; (iii) revenues following the Merger may be lower than expected; (iv) operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (v) local, regional, national and international economic conditions and the impact they may have on the parties to the Merger and their customers; (vi) fair value of and number of stock-based compensation awards to be issued in future periods; (vii) increasing price and product/service competition by competitors, including new entrants; (viii) rapid technological developments and changes; (ix) the parties’ ability to continue to introduce competitive new products and services on a timely, cost-effective basis; (x) the mix of products/services; (xi) containing costs and expenses; (xii) governmental and public policy changes; (xiii) protection and validity of intellectual property rights; (xiv) reliance on large customers; (xv) technological, implementation and cost/financial risks in large, multi-year contracts; (xvi) the outcome of pending and future litigation and governmental proceedings; (xvii) continued availability of financing; (xxviii) financial resources in the amounts, at the times and on the terms required to support the parties’ future businesses; and (xxix) material differences in the actual financial results of merger and acquisition activities compared with expectations, including the full realization of anticipated cost savings and revenue enhancements.  Additional factors that could cause Chase’s results to differ materially from those described in the forward-looking statements can be found in Chase’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.  All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to the parties or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above.  Forward-looking statements speak only as of the date on which such statements are made.  The parties undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Item 9.01 - Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements and additional information required pursuant to Item 9.01(a) of Form 8-K will be filed by amendment to this report on Form 8-K no later than September 12, 2012.

(b) Pro Forma Financial Information

The pro forma financial information required pursuant to Item 9.01(b) of Form 8-K will be filed by amendment to this report on Form 8-K no later than September 12, 2012.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of June 27, 2012 by and among NEPTCO Holdings, Inc., Chase Corporation and NEPTCO Acquisition Corp.

10.1	Credit Agreement dated as of June 27, 2012 by and among Chase Corporation, NEPTCO Incorporated, Bank of America, N.A. and the Guarantors and Lenders party thereto

99.1	Press release issued by Chase Corporation on June 27, 2012 announcing its acquisition of NEPTCO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: July 3, 2012	By:	/s/ Kenneth L. Dumas
Kenneth L. Dumas
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of June 27, 2012 by and among NEPTCO Holdings, Inc., Chase Corporation and NEPTCO Acquisition Corp.

10.1	Credit Agreement dated as of June 27, 2012 by and among Chase Corporation, NEPTCO Incorporated, Bank of America, N.A. and the Guarantors and Lenders party thereto

99.1	Press release issued by Chase Corporation on June 27, 2012 announcing its acquisition of NEPTCO